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                                                                 Exhibit (10)(n)

                           CHANGE OF CONTROL AGREEMENT

This CHANGE OF CONTROL AGREEMENT (the "Agreement") dated August 29, 2000 (the "Effective Date") sets forth the mutual and binding understanding of the undersigned regarding the special incentives to be afforded to Richard Schaub, Jr. (the "Executive") by The First Years Inc., a Massachusetts corporation and its subsidiaries (together called the "Company") in order to ensure that the Company will have the dedication of the Executive, notwithstanding a Change of Control of the Company (as defined herein).

The Company recognizes that as is the case with many publicly-held corporations, the possibility of a Change of Control of the Company may occur and that such possibility, and the uncertainty and questions which it may raise, may result in the distraction of the Executive to the detriment of the Company and to its stockholders.

The Board of Directors of the Company has determined that appropriate steps should be taken to have and encourage the attention and dedication of the Executive to his assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change of Control of the Company.

In consideration of the Executive's accepting employment with the Company, the Company agrees to provide the Executive with the payments and benefits set forth in this Agreement in the event the Executive's employment is terminated under the circumstances described below, subsequent to a Change of Control of the Company.

The Executive wishes to accept employment with the Company on the terms herein provided.

NOW, THEREFORE, in consideration of the mutual premises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

1.       DEFINITIONS.

         The terms "Cause," "Change of Control," "Date of Termination," "Disability," "Good Reason," and "Notice of Termination" are defined in Exhibit A attached hereto and incorporated herein by reference.


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2.       TERM OF AGREEMENT.

         The term of this Agreement shall commence on the Effective Date and shall continue until the second anniversary of the Effective Date; provided, however, that this Agreement shall continue in full force and effect for further successive terms of one (1) year on the same terms and conditions as are set forth herein; and provided further that, if a Change of Control shall have occurred during the original or any extended term, this Agreement shall continue in effect for a period of not less than twenty-four (24) months beyond the month in which such Change of Control occurs (the "Term").

3.       EMPLOYMENT STATUS.

         The parties acknowledge that this Agreement does not constitute an employment contract or impose on the Company any obligation to retain the Executive as an employee; that such relationship is on an at-will basis; and that this Agreement also does not prevent the Executive from terminating his employment at any time.

4. COMPENSATION UPON TERMINATION, DEATH OR DISABILITY FOLLOWING A CHANGE OF CONTROL.


         (a)      ENTITLEMENT TO PAYMENTS AND BENEFITS.

                  In the event a Change of Control shall have occurred during the Term and the Executive's employment with the Company is subsequently terminated by the Company for any reason other than for Cause or Disability, or by the Executive for Good Reason, within twenty-four (24) months after such Change of Control, the Executive shall be entitled to the payments and benefits provided below in Section 4(c). In the event the Executive's termination of employment is due to the Executive's death or Disability after the occurrence of a Change of Control, the Executive will only be entitled to the payments and benefits provided below in Section 4(b).

         (b) DISABILITY OR DEATH. If the Executive's employment terminates by reason of Disability or death during the Term, following a Change of Control, the

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                  Executive shall be entitled to the following benefits:

                  (i) ACCRUED OBLIGATION. The Company shall pay to the Executive (or in the event of his death, his legal representative) a lump sum amount in cash equal to the sum of (A) the Executive's Base Salary through the Date of Termination to the extent not theretofore paid; and (B), any accrued vacation pay and any other amounts due the Executive as of the Date of Termination, in each case to the extent not theretofore paid. (The amounts specified in Clauses
                           (A) and (B) shall be hereinafter referred to as the "Accrued Obligation".) The amounts specified in this
                           Section 4(b)(i) shall be paid within ten (10) days after the Date of Termination;

                  (ii) BASE SALARY. The Company shall continue to pay the Executive (or, in the event of his death, his legal representative) (A) for a period of one hundred and twenty (120) days following the Date of Termination the Executive's annual base salary in effect immediately prior to the Date of Termination, in accordance with the Company's general payroll practices; provided, however, that in the event of termination of Executive's employment by reason of Disability, such base salary payments shall be reduced by the amount of any disability insurance proceeds paid to the Executive under any individual or group policies, the premiums of which had been paid by the Company or by the Executive and reimbursed by the Company; and (B), a pro-rata portion of any awards or payments earned by the Executive under any annual cash-based incentive compensation or bonus plans in respect of the fiscal year in which occurs the Date of Termination, payable in accordance with the Company's practices with respect to the payment of bonuses;


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                  (iii)    STOCK OPTIONS. With respect to any vested options to
                           purchase the common stock of the Company, including incentive stock options ("ISOs"), held by the Executive on the Date of Termination, the Executive (or, in the event of his death, his legal representative) may exercise such options until the earlier of one (1) year from the Date of Termination or the expiration date of such option; and,

                  (iv) BENEFITS. In the event of termination by reasons of Disability, the Executive shall, for a period of one hundred and twenty (120) days from the Date of Termination, continue to participate in all savings, retirement, pension, profit-sharing, 401-k, and welfare plans, (including without limitation, group medical, dental, hospitalization, disability, life insurance plans), and fringe benefit plans (collectively "the Benefits") that the Executive was participating in and receiving on the Date of Termination.

         (c) TERMINATION BY THE EXECUTIVE OR THE COMPANY. If the Company shall terminate the Executive's employment other than for Cause during the Term following the occurrence of a Change of Control, or if the Executive shall terminate his employment for Good Reason during the Term following the occurrence of a Change of Control, the Executive shall be entitled to the following benefits:

                  (i) ACCRUED OBLIGATION. The Company shall pay to the Executive the Accrued Obligation within ten (10) days after the Date of Termination.

                  (ii) PAYMENTS. The Company shall pay to the Executive a lump sum amount in cash, within ten (10) days following the Date of Termination, equal to two (2) times the sum of (A) the Executive's base salary then in effect on the Date of Termination, and (B) the highest amount of awards or compensation paid to the Executive under any and all of the Company's annual cash-based incentive


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                           compensation or bonus plans in respect of the three
                           most recent fiscal years of the Company ended prior to the Date of Termination (the two most recent fiscal years in the event the Executive has been employed by the Company for less than three full fiscal years or the prior fiscal year in the event the Executive has been employed by the Company for less than two years). If, however, on the Date of Termination the Executive has been employed by the Company for less than one full fiscal year, the Company will pay the Executive a lump-sum amount in cash, within ten (10) days following the Date of Termination, equal to two (2) times the sum of (A) the Executive's base salary then in effect on the Date of Termination, and (B), the estimated amount of the awards or the compensation that would have been payable to the Executive under any and all of the Company's annual cash-based incentive compensation or bonus plans with respect to the fiscal year in which the Date of Termination occurs. The amount of such estimated annual incentive compensation or awards will be determined by the Board of Directors either by annualizing the amount of such annual incentive compensation or awards actually paid to the Executive during the fiscal year in which the Date of Termination occurs or by making a reasonable estimate of such compensation or awards, and such determination of the Board shall be conclusive and final.

                  (iii) BENEFITS. The Executive will continue to participate in the Benefits set forth in Sections 4(b)(iv) of this Agreement, in effect on the Date of Termination, for a period of two (2) years from the Date of Termination;

                  (iv) STOCK OPTIONS. With respect to each option to purchase common stock of the Company held by the Executive on the Date of Termination, all such options shall become immediately exercisable in full, and each option may be exercised by the Executive until the earlier of (A) the two (2) year anniversary date of


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                           the Date of Termination or (B) the expiration date of
                           such option. Notwithstanding the foregoing, any ISOs held by the Executive on the Date of Termination may not be exercised more than three (3) months after the Date of Termination.

         (d) TERMINATION FOR OTHER REASON. If the Executive's employment shall be terminated by the Company for cause during the Term following the occurrence of a Change of Control, or by the Executive other than for Good Reason during the Term following the occurrence of a Change of Control, the Company shall not have any further obligations to the Executive under this Agreement other than the obligation to pay to the Executive the Accrued Obligation within ten (10) days of the Date of Termination and any post-employment benefits to which the Executive is entitled under the terms of the Company's employee benefit plans.

         (e) CERTAIN RESTRICTIONS ON PAYMENT OF COMPENSATION AND BENEFITS. Notwithstanding any other provision of this Agreement to the contrary, if the Company or the Executive determines (on the basis of advice from the Company's independent public accountants) that part or all of the consideration, compensation, or benefits to be paid to the Executive under this Agreement or any other arrangement, plan or policy, constitutes a "parachute payment" under Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended, then the amounts constituting a "parachute payment" which would otherwise be payable to or for the benefit of the Executive shall be reduced to the extent necessary so that the reduced payments do not constitute a "parachute payment".

5.       ASSIGNMENT BY EXECUTIVE.

         This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

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6.       SUCCESSORS AND ASSIGNS OF THE COMPANY.

         The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company, including without limitation, any corporation, individual or other person or entity which may acquire all or substantially all of the assets and business of the Company, or with or into which the Company may be consolidated or merged, or any surviving corporation in any merger involving the Company. All references in this Agreement to the Company shall be deemed to include all such successors and assigns.

7.       ARBITRATION OF DISPUTES.

         (a) All controversies, claims, or disputes arising out of or relating to this Agreement, or the breach thereof ("disputes") shall be resolved by mutual agreement of the Executive and the Board, acting by majority vote. In the event the Executive and the Board fail to resolve a dispute by mutual consent within thirty (30) days after a notice of dispute has been received by one party from the other, then such dispute shall be settled by arbitration administered by the American Arbitration Association ("AAA") in accordance with its Commercial Arbitration Rules.

         (b) The arbitration shall be conducted in Boston, Massachusetts, by a panel of three arbitrators with one arbitrator to be selected by each party (the "appointed arbitrators"), and the third arbitrator to be selected by mutual agreement of the two appointed arbitrators from a list provided by the AAA, or otherwise (the "third arbitrator"). If the parties fail to agree on the third arbitrator within thirty (30) days of their appointment, then the two appointed arbitrators shall request the AAA to appoint the third arbitrator. All disputes shall be resolved by a majority vote of such three arbitrators.

         (c) Each party shall pay and be responsible for (i) its own attorney's fees and costs; (ii) the expenses of the arbitrator selected by such party; and (iii) the expenses of its own witnesses. The expenses of


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                  the third arbitrator and all other expenses of arbitration shall be borne equally the parties unless a majority of the three arbitrators agree that the position of either party with respect to a particular dispute was without a substantial basis, in which event such expenses shall be assessed entirely against such party, and each party shall bear the expenses of its own respective arbitrator. The parties agree that the arbitrators shall not be permitted to award punitive damages.

         (d) Any judgment upon the award rendered by the arbitrators shall be final and binding on the parties and may be entered in any court having jurisdiction thereof.

8.       MISCELLANEOUS.

         (a) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to its principles of conflicts of law. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of such amendment, modification, repeal, waiver, extension or discharge is sought. No person, other than pursuant to a resolution of the Board of Directors, shall have authority on behalf of the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or take any other action in respect thereto.

         (b) NOTICES. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company's headquarters and, in the case of the Executive, to the address on the signature page of this Agreement or, in either case, to such other address as any party shall have subsequently furnished to the other parties in writing. Notice and communications

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                  shall be effective when actually received by the addressee.

         (c) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (d) TAXES. The Company may withhold from any amounts due and payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (e) NO WAIVER. Any party's failure to insist upon strict compliance with any provision hereof or the failure to assert any right such party may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         (f) ENTIRE AGREEMENT; SURVIVAL. This Agreement entered into as of the date hereof between the Company and the Executive contains the entire agreement of the Executive and the Company with respect to the subject matter of the Agreement, and all promises, representations, understandings, arrangements and prior agreements, are merged into, and superseded by, this Agreement. Any provision hereof which by its terms applies in whole or part after a termination of the Executive's employment hereunder shall survive such termination.

IN WITNESS WHEREOF, the Executive has executed this Agreement and, pursuant to due authorization from its Board of Directors, the Company has caused this Agreement to be executed as of the day and year first above written.


                                            THE FIRST YEARS INC.


/s/ Richard F. Schaub, Jr.                  By: /s/ Ronald J. Sidman
-------------------------------                ---------------------------------
Richard Schaub, Jr.                         Name:   Ronald J. Sidman
                                                  ------------------------------
                                            Title:  President and CEO
                                                  ------------------------------


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                                   EXHIBIT A.

                                   DEFINITIONS


1.       CAUSE.

         "Cause" shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Executive by the Chief Executive Officer of the Company ("CEO"), which demand specifically identifies the manner in which the CEO believes that the Executive has not substantially performed the Executive's duties; (ii) the willful commission of any fraud, misappropriation, or any other misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise, including a breach of Sections 4 or 6 of the Non-compete Agreement between the Company and the Executive dated August 29, 2000; or (iii) conviction of a felony. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Executive's part, shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company.

2.       CHANGE OF CONTROL.

         A "Change of Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

         (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in

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                  connection with a transaction described in clause (i) of
                  paragraph (c) below; or

         (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest), whose appointment or election by the Board was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

         (c) there is consummated a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

         (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition of the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an

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                  entity, at least 60% of the combined voting power of the
                  voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

         For purposes of this definition, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act; "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time; and "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its "affiliates" within the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.


3.       DATE OF TERMINATION.

         "Date of Termination" means (i) if the Executive's employment is terminated by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; (ii) if the Executive's employment is terminated by the Executive for any reason (other than for Good Reason) thirty (30) days after Notice of Termination is given; (iii) if the Executive's employment is terminated by the Company, the date on which the Company notifies the Executive of such termination (except in the event of a termination for Cause); (iv) if the Executive's employment is terminated for Disability, the date of receipt of the Notice of Termination; and (v) if the Executive's employment is terminated by reason of death, the date of death.

4.       DISABILITY.

         "Disability" shall be deemed to occur if, as a result of the Executive's incapacity due to physical or mental illness, (i) the Executive shall have been absent from


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         the full-time performance of his duties with the Company for a period of one hundred and twenty (120) consecutive calendar days; and (ii) the Company shall have given the Executive a Notice of Termination for Disability.

5.       GOOD REASON.

         "Good Reason" shall mean the occurrence without the written consent of the Executive of any of the following events that has not been fully cured within thirty (30) days after written notice thereof has been given by the Executive to the Company:

                  (i) Any significant diminution in the Executive's position, duties, responsibilities, power, title or office as in effect immediately prior to a Change of Control;

                  (ii) Any reduction in Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time during the Term.

                  (iii) The failure of the Company to continue in effect any material annual incentive compensation or bonus plan in which the Executive participates immediately prior to the Change of Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Executive's participation relative to other participants, as existed at the time of the change of Control, or the failure by the Company to award cash bonuses to its executives in amounts substantially consistent with past practice in light of the Company's financial performance;

                  (iv) The failure by the Company to continue to provide Executive with benefits substantially similar to those enjoyed by


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                           him under any of the Company's retirement, pension,
                           401-k, profit sharing plans or group life insurance, medical, dental, hospitalization, or disability plans in which Executive was participating at the time of the Change of Control, or the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits; or,

                  (v) Any requirement by the Company or of any person in control of the Company that the location at which Executive performs his principal duties for the Company be changed to a new location outside a radius of fifty (50) miles from the Company's current headquarters in Avon, Massachusetts.

6.       NOTICE OF TERMINATION.

         Any termination by the Company or by the Executive shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 8(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement, relied upon; (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated; and
         (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date which date shall be not more than thirty (30) days after the giving of such notice. A Notice of Termination for Cause is required to include a good faith opinion of the CEO that the Executive was guilty of conduct set forth in clauses
         (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.


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